Alvin H. Bender, C.P.A.
                                 P.O. Box 36203
                           Phoenix, Arizona 85067-6203
                                 (602) 604-2354
                            Facsimile (602) 235-9040


December 21, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

     I was previously the independent auditor for Biovid Corporation. I reported on the period March 31, 1997 through December 31, 1997 and the four months ended April 30, 1998. I have read the statement by the company included under Part II,
Item 3 of its form 10-SB regarding a change in auditors and I have no disagreement with that statement.

Very truly yours,

Alvin H. Bender, C.P.A.

/s/ Alvin H. Bender

Alvin H. Bender

AHB:as